Exhibit 10.23

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) dated as of the Effective Date, between The Cannabist Company Holdings Inc., a British Columbia company (the “Company”), Nomis Bay Ltd. and BPY Limited (collectively, the “Holders”).

WHEREAS:

(a)
The Holders are the registered and beneficial owners of 6.0% senior secured convertible notes of the Company (the “Notes”) due June 2025, holding an aggregate principal amount of US$35,000,000 Notes.
(b)
Subject to the terms and conditions of this Agreement, the Holders wish to exchange, assign, transfer and sell (“Transfer”) certain of the Notes to the Company.

In consideration of the foregoing and the mutual agreements contained in this Agreement (the receipt and adequacy of which are acknowledged), the parties agree as follows.

Section 1 Defined Terms.

As used in this Agreement, the following terms have the following meanings:

(1)
“2024 Alternate Exchange” has the meaning specified in Section 2(1)(d).
(2)
“2024 Alternate Exchange Amount” has the meaning specified in Section 2(1)(d).
(3)
“2024 Alternate Exchange Event” has the meaning specified in Section 2(1)(d).
(4)
“2024 Alternate Exchange Price” means the greater of (a) CAD$0.57 per Common Share and (b) a price equal to a 12.5% discount to the VWAP for the five most recently completed trading days on the Exchange prior to the delivery of a Transfer Notice by the Holder to the Company; or (ii) a Confirmation is issued, and, in the case of each (a) and (b), multiplied by the Bank of Canada daily average exchange rate for US dollars in order to determine the 2024 Exchange Price in US dollars.
(5)
“2024 Mandatory Exchange” has the meaning specified in Section 2(3).
(6)
“Agent” has the meaning specified Section 6(1).
(7)
“Agreement” has the meaning specified in the preamble.
(8)
“Book Entry Only Participant” has the meaning specified in Section 6(2).
(9)
“Business Day” means any day, other than a Saturday, Sunday or a statutory or civic holiday, on which banks are generally open for business in Toronto, Ontario and New York, New York.
(10)
“Common Shares” means the common shares of the Company.

(11)
“Company” has the meaning specified in the preamble.
(12)
“Confirmation” has the meaning specified in Section 6(2).

(13)
“Debt Financing” has the meaning specified in Section 3(1).
(14)
“Depositary” has the meaning specified in Section 6(2).
(15)
“Effective Date” means the date on which this Agreement is signed and delivered by the last of the parties to sign and deliver this Agreement.
(16)
“Excess” has the meaning specified in Section 2(4).
(17)
“Excess Shares” has the meaning specified in Section 4(1).
(18)
“Exchange” means the Cboe Canada.
(19)
“Holders” has the meaning specified in the preamble.
(20)
“Holder Parties” has the meaning specified in Section 4(1).
(21)
“Initial 2024 Exchange” has the meaning specified in Section 2.(1)(a).
(22)
“Initial 2024 Exchange Amount” has the meaning specified in Section 2(1)(a).
(23)
“Initial 2024 Exchange Price” means the greater of (a) CAD$0.41 per Common Share and (b) a price equal to a 12.5% discount to the VWAP for the five most recently completed trading days prior to the delivery (or deemed delivery) of a Transfer Notice by the Holder to the Company; or (ii) a Confirmation is issued, and, in the case of each (a) and (b), multiplied by the Bank of Canada daily average exchange rate for US dollars in order to determine the Initial 2024 Exchange Price in US dollars.
(24)
“Mandatory Initial Exchange” has the meaning specified in Section 2(2).
(25)
“Maximum Percentage” has the meaning specified in Section 4(1).
(26)
“Notes” has the meaning specified in the recitals.
(27)
“Offered Notes” has the meaning specified in Section 3(1).
(28)
“Outside Date” means (i) the Transfer Deadline, or (ii) in the event the Tertiary 2024 Exchange Condition is satisfied and neither the Tertiary 2024 Exchange or the 2024 Alternate Exchange have been completed at or prior to the Transfer Deadline, July 31, 2024.
(29)
“Pre-Funded Warrants” has the meaning specified in Section 2(4).
(30)
“Reported Outstanding Share Number” has the meaning specified in Section 4(1).
(31)
“Rolled Note Exchange Amount” has the meaning specified in Section 3(1).

(32)
“Secondary 2024 Exchange” has the meaning specified in Section 2(1)(b).
(33)
“Secondary 2024 Exchange Condition” means the five-day VWAP of the Common Shares on the Exchange is greater than CAD$0.47 as of the close of trading at 4:01pm on January 31, 2024.
(34)
“Secondary 2024 Exchange Price” means the greater of (a) CAD$0.41 per Common Share and (b) a price equal to a 12.5% discount to the VWAP for the five most recently completed trading days prior to the delivery of a Transfer Notice by the Holder to the Company; or (ii) a Confirmation is issued, and, in the case of each (a) and (b), multiplied by the Bank of Canada daily average exchange rate for US dollars in order to determine the Secondary 2024 Exchange Price in US dollars.
(35)
“Tertiary 2024 Exchange” has the meaning specified in Section 2(1)(d).
(36)
“Tertiary 2024 Exchange Amount” has the meaning specified in Section 2(1)(d).
(37)
“Tertiary 2024 Exchange Condition” means the daily VWAP is greater than CAD$0.87 for 5 consecutive trading days on the Exchange, provided that, the trading volume of the Common Shares on the Exchange was equal to or greater than 600,000 Shares on the applicable trading dates, from the period commencing on January 1, 2024 and ending on the Transfer Deadline.
(38)
“Tertiary 2024 Exchange Event” has the meaning specified in Section 2(1)(d).
(39)
“Tertiary 2024 Exchange Price” means the greater of (a) CAD$0.57 per Common Share and (b) a price equal to a 12.5% discount to the VWAP for the five most recently completed trading days on the Exchange prior to the delivery of a Transfer Notice by the Holder to the Company; or (ii) a Confirmation is issued, and, in the case of each (a) and (b), multiplied by the Bank of Canada daily average exchange rate for US dollars in order to determine the Tertiary 2024 Exchange Price in US dollars.
(40)
“Transfer” has the meaning specified in the recitals.
(41)
“Transfer Agent Direction” has the meaning specified Section 6(1).
(42)
“Transfer Deadline” means 5:00 p.m. (Toronto time) on June 30, 2024.
(43)
“Transfer Notice” means the transfer notice substantially in the form attached hereto as Exhibit “A”.
(44)
“VWAP” means the volume weighted average trading price of the Common Shares on the Exchange.

Section 2 Exchange of Notes.

(1)
Subject to the satisfaction at or prior to the applicable Transfer of the conditions listed in Section 4, the Holders and the Company agree as follows:
(a)
On or before January 31, 2024, the Holders shall Transfer to the Company US$5 million aggregate principal amount of Notes (the “Initial 2024 Exchange Amount”) for such number of Common Shares equal to the Initial 2024 Exchange Amount divided by a price per Common Share equal to the Initial 2024 Exchange Price (the “Initial 2024 Exchange”), provided that if the Holders have not delivered a Transfer Notice prior to January 31, 2024 a Transfer Notice shall be deemed to have been delivered by the Holders to the Company at the end of the trading day on January 31, 2024 for the Initial 2024 Exchange Amount and the Company shall process the Initial 2024 Exchange accordingly. Notwithstanding the foregoing, the Company can only force the Initial 2024 Exchange at a time that Rule 144 or another exemption is available for the resale of the Common Shares issuable on exchange of such Notes or such Common Shares are subject to an effective resale registration statement, unless the reason for the unavailability of an exemption is caused by the respective Holder.
(b)
If the Secondary 2024 Exchange Condition is satisfied, the Holders shall, on or before February 29, 2024, Transfer to the Company US$5 million aggregate principal amount of Notes (the “Secondary 2024 Exchange Amount”), for such number of Common Shares equal to the Secondary 2024 Exchange Amount divided by a price per Common Share equal to the Secondary 2024 Exchange Price (the “Secondary 2024 Exchange”). Notwithstanding the foregoing, the Company can only force the Secondary 2024 Exchange at a time that Rule 144 or another exemption is available for the resale of the Common Shares issuable on exchange of such Notes or such Common Shares are subject to an effective resale registration statement, unless the reason for the unavailability of an exemption is caused by the respective Holder
(c)
If the Secondary 2024 Exchange Condition is not satisfied, the Holders shall have the option, but not the obligation, to complete the Secondary 2024 Exchange at the Secondary 2024 Exchange Price on or prior to February 29, 2024.
(d)
If the (a) Secondary 2024 Exchange is completed and (b) Tertiary 2024 Exchange Condition is satisfied, the Holders shall, on or before the Transfer Deadline, on three separate occasions (each occurrence, a “Tertiary 2024 Exchange Event”) Transfer at each Tertiary 2024 Exchange Event, US$5 million aggregate principal amount of Notes (each such US$5 million amount being a “Tertiary 2024 Exchange Amount”) to the Company for such number of Common Shares equal to the Tertiary 2024 Exchange Amount divided by a price per Common Share equal to the Tertiary 2024 Exchange Price applicable in respect of such Tertiary 2024 Exchange Event (collectively, the “Tertiary 2024 Exchange”). Without the written consent of the Company, which shall not be unreasonably withheld, the Holders and the Company agree that no Tertiary 2024 Exchange Event shall occur within ten Business Days of another Tertiary 2024 Exchange Event. Notwithstanding anything to the contrary herein, in the event that there is insufficient time between the Tertiary 2024 Exchange Condition being satisfied and the Transfer Deadline to allow for each Tertiary 2024 Exchange Event to occur at least ten Business Days apart from another Tertiary 2024 Exchange Event, each Tertiary 2024 Exchange Event shall occur the maximum number of Business Days apart from each other Tertiary 2024 Exchange Event to allow for the Tertiary 2024

Exchange to be completed at or prior to the Transfer Deadline.
(e)
If the (a) Secondary 2024 Exchange Condition is not satisfied and (b) the Tertiary 2024 Exchange Condition is satisfied, the Holders shall, on or before the Transfer Deadline, on four separate occasions (each occurrence, a “2024 Alternative Exchange Event”), Transfer Notes to the Company in four separate increments of US$5 million aggregate principal amount of Notes (each such US$5 million increment being a “2024 Alternate Exchange Amount”), to the Company for such number of Common Shares equal to the applicable 2024 Alternate Exchange Amount divided by a price per Common Share equal to the 2024 Alternate Exchange Price applicable in respect of such 2024 Alternate Exchange Event (collectively, the “2024 Alternate Exchange”). Without the written consent of the Company, which shall not be unreasonably withheld, the Holders and the Company agree that no 2024 Alternative Exchange Event shall occur within ten Business Days of another 2024 Alternate Exchange Event. Notwithstanding anything to the contrary herein, in the event that there is not sufficient time between the 2024 Exchange Condition being satisfied and the Transfer Deadline to allow for each 2024 Alternate Exchange Event to occur at least ten Business Days apart from another 2024 Alternate Exchange Event, each 2024 Alternate Exchange Event shall occur the maximum number of business days apart from each other 2024 Alternate Exchange Event to allow for the 2024 Alternate Exchange to be completed at or prior to the Transfer Deadline.
(f)
If the Tertiary 2024 Exchange Condition is not satisfied, the Holders shall have the option, but not the obligation, to complete the 2024 Alternate Exchange at the 2024 Alternate Exchange Price at or prior to the Transfer Deadline, provided that, without the written consent of the Company, which shall not be unreasonably withheld, the Holder and the Company agree that no 2024 Alternative Exchange Event shall occur within ten Business Days of another 2024 Alternate Exchange Event.
(2)
The Holders and Company agree that, if the (a) Secondary 2024 Exchange Condition has been satisfied and (b) Holders have not delivered a Transfer Notice with respect to the Secondary 2024 Exchange on or prior to February 29, 2024 the Company shall have the right, but not the obligation, prior to March 31, 2024, upon delivery of written notice (email being acceptable) to the Holders, to either (x) terminate this Agreement or (y) force the Transfer of the some or all of the Secondary 2024 Exchange Amount (a “Mandatory Initial Exchange”). If the Company exercises its option to require a Mandatory Initial Exchange, the Holders shall take all such actions necessary to immediately effect a Transfer of the Notes subject to the Mandatory Initial Exchange at the 2024 Exchange Price. Notwithstanding the foregoing, the Company can only force the Mandatory Initial Exchange at a time that Rule 144 or another exemption is available for the resale of the Common Shares issuable on exchange of such Notes or such Common Shares are subject to an effective resale registration statement, unless the reason for the unavailability of an exemption is caused by the respective Holder.
(3)
The Holders and Company agree that, if the (a) Tertiary 2024 Exchange Condition has been satisfied and (b) Holders have not delivered a Transfer Notice with respect to, as applicable, any Tertiary 2024 Exchange Event or any 2024 Alternate Exchange Event on or prior to the Transfer Deadline, the Company shall have the right, but not the obligation, prior to the Outside Date upon delivery of written notice (email being acceptable) to the Holders, to either (i) terminate this Agreement or (ii) force the Transfer of all or a specified portion of such Notes that have not yet been exchanged, determined as at the Transfer Deadline (a “2024 Mandatory Exchange”). If the Company exercises its option to force a 2024 Mandatory Exchange, the Holders shall take all such actions necessary to immediately effect a Transfer of the Notes subject to the 2024 Mandatory Exchange at the Tertiary 2024 Exchange Price. For greater certainty, any notice of a 2024 Mandatory Exchange delivered by the Company during trading hours shall be deemed to have been received after the end of such trading day. Notwithstanding the foregoing, the Company can only force the 2024 Mandatory Exchange at a time that Rule 144 or another exemption is available for the resale of the Common Shares issuable on exchange of such Notes or such Common Shares are subject to an effective resale registration statement, unless the reason for the unavailability of an exemption is caused by the respective Holder.
(4)
Notwithstanding anything else in this Agreement, if, upon the issuance of Common Shares pursuant to this Agreement, any Holder Party (as defined herein) would hold in excess of the Maximum Percentage (as defined herein) of Common Shares (such total number being the “Excess”), the Holders shall, in respect of the Excess, receive a number of pre-funded Common Share purchase warrants equal to such Excess (the “Pre-Funded Warrants”) exercisable immediately and which shall expire when exercised in full, in the form attached hereto as Schedule “B”, in lieu of such Common Shares. The issue price per Pre-Funded Warrant shall be equal to the price per Common Share that would have been issuable to the Holders but for any Holding Party holding greater than the Maximum Percentage of Common Shares, less the exercise price thereof. In no event will fractional Common Shares be issued or issuable by the Company and the number of Common Shares issued pursuant to Section 2(1) above shall, in each instance, be rounded down to the nearest whole Common Share.
(5)
The parties agree that the Company shall pay any accrued but unpaid interest on the Notes subject to a Transfer since the preceding interest payment date for the Notes to, but excluding the date on which a Transfer relating to such Notes is delivered (or deemed to be delivered), in cash to the Holders by wire transfer, bank draft or certified cheque to an account designated by the Holders in writing.

Section 3 Future Debt Offering

(1)
The Company shall use commercially reasonable efforts to complete an offering, whether by way of a prospectus or a private placement under applicable securities laws, of convertible notes for minimum aggregate gross process of US$20 million, excluding the participation of insiders (as defined in Canadian securities law) but, for greater certainty, including the Holders and their affiliates (the “Offered Notes”), on or prior to March 31, 2024 (the “Debt Financing”). In the event the Company does undertake the Debt Financing, provided the terms of the Offered Notes are substantially the same for all investors of the Debt Financing and include a maturity date of (i) in the event the Company has not received the conditional approval, on or prior to the closing date of the Debt Financing, from the Exchange to have the Offered Notes listed on the Exchange, 36 months from the date of issuance, or (ii) in the event the Company has received the conditional approval, on or prior to the closing date of the Debt Financing, from the Exchange to have the Offered Notes listed on the Exchange, 42 months from the date of issuance, the Holders agree to Transfer US$10 million aggregate principal amount of Notes (the “Rolled Note Exchanged Amount”), in exchange for Offered Notes, provided that in no event will fractional Offered Notes be issuable and in the event the Rolled Note Exchanged Amount cannot be divided into the issue price for the Offered Noted and fractional Offered Notes would otherwise be issuable, the Company shall deliver any excess amounts payable, by wire transfer, bank draft or certified cheque to an account designated by the Holders. Any accrued but unpaid interest on the Rolled Note Exchanged Amount since the preceding interest payment date for such Notes to, but excluding the closing date of the Debt Financing, in cash to the Holders by wire transfer, bank draft or certified cheque to an account designated by the Holders in writing. Notwithstanding the above, the Holders are only required to exchange the Rolled Note Exchange Amount if Rule 144 or another exemption is available for the resale of the Common Shares issued for any Section 2 note exchanges occurring prior to the Debt Financing or such Common Shares are subject to an effective resale registration statement, unless the reason for the unavailability of an exemption is or has been caused by the respective Holder.
(2)
For further clarity, at least US$10.0 million of new funding (excluding participation from insiders) in the form of cash will be raised by the Company through the issuance of Offered Notes in connection with the Debt Financing.

Section 4 Maximum Percentage

(1)
In no event, following the completion of any Transfer of Notes in accordance with Section 2 shall the Holders, together with their affiliates and any person acting jointly or in concert with the Holders (the “Holder Parties”), collectively beneficially own or exercise control or direction over, directly or indirectly, more than 9.99% of the Common Shares immediately following such Transfer (the “Maximum Percentage”). For purposes of this paragraph, the aggregate number of Common Shares beneficially owned by the Holder Parties shall include the number of Common Shares held by the Holder Parties plus the number of Common Shares issuable upon any Transfer with respect to which the determination of such calculation is being made, but shall exclude Common Shares which would be issuable upon any Transfer under Section 2 not yet completed and the exercise of the unexercised portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred share, warrants or the Pre-Funded Warrants) beneficially owned by any Holder Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(1). For purposes of this Section 4(1), beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Securities Exchange Act. For purposes of determining the number of outstanding Common Shares a Holder may acquire upon the completion of any Transfer pursuant to Section 2, the Holders may rely on the number of outstanding Common Shares as reflected in the most recent of (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on

Form 10-Q, Current Report on Form 8-K or other public filing with the United States Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or its transfer agent, if any, setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives a Transfer Notice from the Holders at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Company shall notify the Holders in writing of the number of Common Shares then outstanding and, to the extent that such Transfer would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 4(1), to exceed the Maximum Percentage, the Holders must notify the Company of a reduced number of Common Shares to be issued pursuant to such Transfer Notice. For any reason at any time, upon the written request of the Holders, the Company shall within three (3) business days confirm in writing or by electronic mail to the Holders the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the exercise of securities of the Company or any Transfer, by a Holder Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Shares upon any Transfer of Notes to the Holders results in the Holder Parties being deemed to beneficially own or exercise control or direction over, directly or indirectly, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the U.S. Securities Exchange Act), the number of shares so issued by which the Holder Parties’ aggregate beneficial ownership or control exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holders shall not have the power to vote or to transfer the Excess Shares. The provisions of this paragraph shall be construed and implemented in strict conformity with the terms of this Section 4(1) except to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(1) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to any successor of the Holders or person who acquires Notes from the Holders (other than a purchase for cancellation by the Company).

Section 5 Conditions.

The completion of any Transfer in accordance with Section 2 is subject to the conditions listed below:

(1)
Following the completion of any Transfer, the Holder Parties shall not own greater than the Maximum Percentage of Common Shares;
(2)
The Holders shall have executed and delivered to the Company, as applicable all reports, undertaking or other documents required under applicable securities laws in connection with any Transfer of Notes;
(3)
No approval of the Company’s shareholders is required in connection with any Transfer, or series of Transfers by the Holders (or their affiliates) under applicable law or the rules of the Exchange; and
(4)
The representations and warranties of the Holders shall be true and correct as of the effective time of the Transfer of Notes.

Section 6 Transfer of Notes

(1)
If the Holders elect to Transfer Notes held in registered position that are evidenced by DRS advice, then the Holders shall prepare and deliver a Transfer Notice to the Company. Upon receipt of such duly completed Transfer Notice by the Company, and provided that all of the conditions set out in Section 5 have been fully satisfied, the Company shall, within five (5) business days, deliver an executed direction to the trustee of the Notes and the Company’s transfer agent (the “Agent”), directing them to cancel the aggregate principal amount of Notes specified in the Transfer Notice and issue the number of Common Shares specified in such Transfer Notice (the “Transfer Agent Direction”). The Company shall direct the Agent to process such Transfer Agent Direction within five (5) business days of receiving such Transfer Agent Direction, provided that in no event shall the Company be obligated to incur any rush fees in connection with processing such Transfer Agent Direction.
(2)
If a Holders’ Notes are evidenced by a security entitlement in respect of their Notes in the book entry registration system, the Holders shall effect a Transfer by causing a participant in CDS & Co’s (the “Depositary”) book entry registration system for the Notes (the “Book Entry Only Participant”) to deliver to the Depository on behalf of the Holders, notice of the Holders’ intention to Transfer Notes pursuant to Section 2 in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, the Depository shall deliver to Odyssey Trust Company, as trustee of the Notes, confirmation of its intention to Transfer Notes (“Confirmation”) in a manner acceptable to the Trustee, including by electronic means through the book entry registration system.
(3)
A notice in form acceptable to the Book Entry Only Participant should be provided to the Book Entry Only Participant sufficiently in advance so as to permit the Book Entry Only Participant to deliver notice and payment to the Depository and for the Depository in turn to deliver notice and payment to Odyssey Trust Company, as trustee of the Notes, prior to the Outside Date. The Depository will initiate the Transfer by way of the Confirmation and the Trustee will execute the Transfer by issuing to the Depository through the book entry registration system or as a physical certificate for the Common Shares or Pre- Funded Warrants, as applicable, to which the Holders are entitled pursuant to the Transfer. Any expense associated with the Transfer process by the Holders will be for the account of the Holders.
(4)
Any Transfer Notice which the Company determines, acting reasonably, to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the Transfer to which it relates shall be considered for all purposes not to have been Transferred thereby.
(5)
Any Transfer Notice received during trading hours shall be deemed to have been received after the end of the trading day on which it is received and any Transfer Notice received after 4:00 p.m. (Toronto time) shall be deemed to have been received on the next Business Day.
(6)
In no event shall the Company be liable for any delays in (i) the processing of a Transfer Notice, (ii) the processing of a Transfer Agent Direction or (iii) delivering the Common Shares to the Holders contemplated by the Transfer Notice, except in the event of any delays caused by the Company’s fraud or gross negligence.
(7)
Any duly completed Transfer Notice delivered to the Company shall be irrevocable.

Section 7 Termination

(1)
The term of this Agreement shall commence on the date hereof and shall terminate on the Outside Date.
(2)
Any Notes held by the Holders that have not been Transferred or become subject to a either a Mandatory Initial Exchange or a 2024 Mandatory Exchange, shall continue to remain in full force and effect in accordance with their terms.
(3)
The representations and warranties of each of the parties Section 8 of this Agreement shall survive the termination of this Agreement for a period of twelve months following such termination.

Section 8 Representations and Warranties

(1)
Each party represents and warrants to the other party hereto that it has full authority to enter into this Agreement and consummate the transactions on its behalf that are contemplated hereby, and this Agreement is enforceable against each such person in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, or other similar law affecting the enforcement of creditor’s rights generally and general principles of equity.
(2)
The Holders, jointly and severally, represent and warrant to the Company that:
(a)
THE HOLDERS HAS KNOWLEDGE IN FINANCIAL AND BUSINESS AFFAIRS, ARE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND ARE ABLE TO BEAR THE ECONOMIC RISK OF SUCH INVESTMENT EVEN IF THE ENTIRE INVESTMENT IS LOST;

(b)
the Holders acknowledge and agree that they have had access to such financial and other information and have been afforded an opportunity to ask such questions of the Company’s representatives and to receive answers thereto as they have deemed necessary in connection with their decision to Transfer any Notes;
(c)
the Notes are owned by the Holders as the registered and beneficial owners with good title, free and clear of all hypothecs, mortgages, liens (statutory or otherwise), charges, pledges, security interests and other encumbrances other than those restrictions on transfer, if any, contained in the indenture dated May 14, 2020 between the Company and Odyssey Trust Company, and all supplements thereto;
(d)
no person has any agreement, understanding or commitment, option or right of first refusal, or any other right or privilege capable of becoming such, for the purchase of all or any part of the Notes;
(e)
the Holders are not aware of any action, suit or proceeding, at law or at equity, for or by any court or any federal, provincial, municipal or other governmental department, commission, board, agency or instrumentality which would prevent or materially adversely affect the transactions contemplated by this Agreement;
(f)
there are no claims, actions, suits, grievances, arbitrations, investigations, audits, proceedings or other alternative dispute resolution processes (whether judicial, administrative or otherwise) commenced, pending or threatened against the Holders that would reasonably be expected to materially affect the transactions contemplated by this Agreement, nor to the Holders’ knowledge, is any of the foregoing contemplated nor to their knowledge is there any basis therefor;
(g)
the Holders and their respective representatives have not incurred any liability or obligation to any broker, agent, investment bank or other intermediary for any fee, commission or other similar payment in connection with the transactions contemplated by this Agreement;
(h)
the Holders (and if the Holders are acting as agent for a disclosed principal, such disclosed principal) are not resident in Canada or subject to applicable Canadian securities laws;
(i)
the Transfer and issuance of Common Shares, Pre-Funded Warrants or Offered Notes in accordance with Section 2 to the Holders (or their disclosed principal, if any) may be effected by the Company without the necessity of the filing of any document with or obtaining any approval from or effecting any registration with any governmental entity or similar regulatory authority having jurisdiction over the Company (or its disclosed principal, if any);
(j)
the Transfer and issuance of Common Shares, Pre-Funded Warrants or Offered Notes in accordance with Section 2 and the Holders (and if the Holders are acting as agent for a disclosed principal, such disclosed principal) complies with the requirements of all applicable laws in the jurisdiction of its residence and any Common Shares or Offered Notes are being issued, sold and/or delivered to the Holders in accordance with Ontario Securities Commission Policy 72-503 – Distributions Outside Canada;
(k)
each Holder is (i) a corporation existing under the laws of Bermuda, (ii) registered as a Professional Class B Fund with the Bermuda Monetary Authority, (iii) as of the date hereof, all officers and shareholders of the Holders are residents of Bermuda, (iv) as of the date hereof, none of the directors are residents of Canada, (v) at all times, the final investment decision with respect to the transactions contemplated by this agreement, have been, and will be, as of the date of such decision, made by the Holders outside of Canada and (vi) the Holders are, and have been, at all times, located outside of the “local jurisdiction” (as such term is defined in National Instrument 14-101 – Definitions);
(l)
each Holder acknowledges and agrees that the issuance of Common Shares or Pre-Funded Warrants (including any Common Shares issuable upon the exercise of any Pre-Funded Warrants), as applicable, contemplated by this Agreement is being made in reliance on an exemption from registration contained in Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and similar exemptions under applicable state securities laws based in part upon the Holder’s representations contained herein and accordingly, the Common Shares or Pre-Funded Warrants (including any Common Shares issuable upon the exercise of any Pre-Funded Warrants), as applicable, will be when issued, “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act. and that if in the future it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Common Shares and Pre-Funded Warrants (including any Common Shares issuable upon the exercise of any Pre-Funded Warrants), as applicable, it may do so only (i) to the Company, (ii) pursuant to an exemption from registration under the U.S. Securities Act, or (iii) pursuant to a registration statement that has been declared effective under the U.S. Securities Act, and if sold transferred pursuant to (ii) an opinion of counsel of recognized standing reasonably satisfactory to the Company is to provided to the transfer agent, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws.
(m)
at the time of the issuance of Common Shares or Pre-Funded Warrants (including any Common Shares issuable upon the exercise of any Pre-Funded Warrants), as applicable, in accordance with Section 2 and as of the date hereof, each Holder is a “qualified institutional buyer” (as defined in Rule 144A) (a “Qualified Institutional Buyer”) and is acquiring the Common Shares or Pre-Funded Warrants (including any Common Shares issuable upon the exercise of any Pre-Funded Warrants), as applicable, for investment purposes only for its own account or for the account of one or more Qualified Institutional Buyers with respect to which it exercises sole investment discretion and not with a view to any resale, distribution or other disposition of the Common Shares or Pre-Funded Warrants (including any Common Shares issuable upon the exercise of any Pre-Funded Warrants) in violation of United States federal or state securities laws;
(n)
the Holders acknowledge that they have not obtained the Common Shares or Pre-Funded Warrants (including any Common Shares issuable upon the exercise of any Pre-Funded Warrants), as applicable, as a result of any general solicitation or general advertising (as such terms are defined in Rule 502(c) of Regulation D under the U.S. Securities Act) or in any other manner involving a “public offering” within the meaning of Section 4(a)(2) of the U.S. Securities Act;
(o)
each Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Holders and constitutes a legal, valid and binding agreement of the Holders enforceable against them in accordance with its terms, subject only to any limitation under bankruptcy, insolvency or other applicable laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction; and
(p)
the Holders will provide such evidence of compliance with these representations and warranties as the Company or its counsel may reasonably request.
(3)
The Company represents and warrants to the Holders that:
(a)
at the time of issuance, the Common Shares and Common Shares issuable upon conversion of the Offered Notes, as applicable, will be validly allotted and issued as fully paid and non-assessable, in the name of the Holder, as the registered and beneficial owner, with a good title, free and clear of all hypothecs, mortgages, liens (statutory or otherwise), charges, pledges, security interests and other encumbrances other than those restrictions on transfer, if any, contained in the articles of The Company; the Company is not aware of any action, suit or proceeding, at law or at equity, for or by any court or any federal, provincial, municipal or other governmental department, commission, board, agency or instrumentality which would prevent or materially adversely affect the transactions contemplated by this Agreement;
(b)
there are no claims, actions, suits, grievances, arbitrations, investigations, audits, proceedings or other alternative dispute resolution processes (whether judicial, administrative or otherwise) commenced, pending or threatened against the Company that would reasonably be expected to materially affect the transactions contemplated by this Agreement, nor to the Company's knowledge, is any of the foregoing contemplated nor to its knowledge is there any basis therefor;
(c)
the Company has the requisite power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against it in accordance with its terms, subject only to any limitation under bankruptcy, insolvency or other applicable laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction; and
(d)
the Company will provide such evidence of compliance with these representations and warranties as the Holders or their respective counsel may reasonably request.

Section 9 Legend.

(1)
Each Holder acknowledges and agrees that any Common Shares or Pre-Funded Warrants issuable in accordance with Section 2, including any Common Shares issuable upon the exercise of any Pre-Funded Warrants, shall, in the relevant ownership statement under a direct deregistration system or other book-entry system or other form of written notice, bear or be deemed to bear the following legend: “THE SECURITIES REPRESENTED HEREBY [add for the Pre-Funded Warrants: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES, FOR THE BENEFIT OF THE CANNABIST COMPANY HOLDINGS INC. (THE “CORPORATION”), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) IN COMPLIANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (C) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B)(2) OR (C) ABOVE, A LEGAL OPINION FROM COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if any of the Common Shares or Pre-Funded Warrants issuable in accordance with Section 2, including any Common Shares issuable upon the exercise of any Pre-Funded Warrants, are being sold pursuant to Rule 144 under the U.S. Securities Act, if available, or in another transaction that does not require registration under the

U.S. Securities Act or applicable state securities laws, the legend may be removed by delivery to the Company and its registrar and transfer agent of an opinion of counsel of recognized standing reasonably satisfactory to the Company, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws.

(2)
Upon written notice by the Holder (the “RS Notice”), the Company shall file a registration statement with the U.S. Securities and Exchange Commission (“SEC”) to register the resale of all of the Common Shares or Pre-Funded Warrants issuable in accordance with Section 2, including any Common Shares issuable upon the exercise of any Pre-Funded Warrants, within 30 days after the date of any such RS Notice and use its commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than the 90 days following the initial filing of such registration statement (the “Initial Registration Statement”). If the Initial Registration Statement is deemed by the Company, after due inquiry, to be ineffective in registering for resale any of the Common Shares or Pre-Funded Warrants issuable with respect to the 2024 Exchange or the 2024 Alternate Exchange, upon written notice by the Holder (a “2024 RS Notice”) a separate registration statement for such purposes (the “2024 Registration Statement”) shall be prepared and filed by the Company within 30 days after the date of such 2024 RS Notice and use its commercially reasonable efforts to have the 2024 Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the 90 days following the initial filing of the 2024 Registration Statement. The Company’s obligation to file the 2024 Registration Statement is contingent on such Common Shares or Pre-Funded Warrants being eligible for resale pursuant to the relevant rules of the SEC applicable to registration statements. Notwithstanding the time periods noted above, the Company shall not be required to file the Initial Registration Statement or the 2024 Registration Statement prior to March 15, 2024.

(3)
Each Holder consents to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer and exercise with respect to the Common Shares or Pre-Funded Warrants (including any Common Shares issuable upon the exercise of any Pre-Funded Warrants) set forth and described herein.
(4)
Each Holder acknowledges and agrees that upon the original issuance of the Pre- Funded Warrants, and until such time as it is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, all certificates representing the Pre-Funded Warrants and all certificates issued in exchange therefor or in substitution thereof, shall bear or be deemed to bear the following legend:

“THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. “UNITED STATES” AND “U.S. PERSON” ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT”.

Section 10 Company Standstill.

(1)
In the event any Transfer of Notes is completed for an amount equal to or greater than US$10.0 million, then, for a period of 30 days following the completion of such Transfer, the Company shall agree to not issue, negotiate or enter into any agreement to sell or issue or announce the issuance of any equity securities of the Company without the prior written consent of the Holders, such consent not to be unreasonably withheld, other than:

(i) in connection with a Transfer contemplated in Section 2(1), (ii) in connection with any redemption, repurchase, exchange, or other transaction (including any issuer bid) involving the Notes, (iii) in connection with one or more offerings of the Offered Notes in connection with the Debt Financing, provided that any such offerings occur not less than five business days following any Transfer of Notes pursuant to this Agreement, except where the proceeds of such offering are used to fund repurchases of Common Shares under a normal-course issuer bid established by the Company, (iv) pursuant to the grant of options, restricted share units, or other securities of the Company in the normal course pursuant to the Company’s equity incentive plan or the issuance of securities pursuant to the exercise or conversion, as the case may be, of securities of the Company outstanding on the date of hereof, (v) as consideration in connection with an acquisition of assets or of a business or entity, a consolidation, merger, combination or plan of arrangement, or a transaction or a series of transactions entered into in response to an unsolicited bid by a third party to engage in any of the foregoing transactions, (vi) in connection with the settlement of litigation or other claims, provided such issuances do not exceed 5 million Common Shares in the aggregate (vii) in connection with one or more offerings of equity securities, provided that the primary use of proceeds from such offerings is the repayment or retirement of debt obligations and such offering price is greater than 35% of the Initial 2024 Exchange Price, or (vii) in settlement of outstanding indebtedness of the Company to arm’s length third parties (including, in settlement of principal and interest payable on the outstanding debt instruments of the Company).

Section 11 Holder Standstill.

(1)
From the date hereof until the first anniversary of the Outside Date, the Holders will not, in any manner, directly or indirectly, alone or jointly or in concert with any other person (including by providing financing to any other person), without the prior written consent of the board of directors of the Company:
(a)
effect, seek, offer or propose, or in any way assist, advise or encourage any other person to effect, seek, offer or propose, in each case whether publicly or otherwise:
(i)
any acquisition of any securities or rights or options to acquire any securities of the Company;
(ii)
any take-over bid, merger, amalgamation, plan of arrangement, reorganization or other business combination involving the Company or any of its affiliates or any of its assets;

(iii)
any recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction with respect to the Company or any of its affiliates or any of its assets; or
(iv)
any “solicitation” of any “proxies” (as such terms are defined in the Securities Act (Ontario)) or any other activity in order to vote, advise or influence any person with respect to the voting of any securities of the Company, or
(b)
form, join, or in any way participate in a group to attempt to influence the conduct of the holders of voting securities of the Company or take any other action to seek to control or influence the directors, management or policies of the Company or to obtain representation on the board of directors of the Company;
(c)
attempt to induce any person not to make or conclude any proposal with respect to the Company, by threatening or indicating that the Investors may take any of the foregoing actions;
(d)
enter into any discussions or arrangements with respect to, or act as a financing source for, any of the foregoing actions;
(e)
make any public or private disclosure of any consideration, intention, plan or arrangement to do or take any of the foregoing; or
(f)
take any action which might require the Company to make public disclosure regarding any of the foregoing.

Section 12 Notice

(1)
Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by e-mail or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:
(i)
in the case of the Company:

680 Fifth Ave., 24th Floor, New York, New York, 10019

Attention: David Hart, Chief Executive Officer
E mail: [Contact Information Redacted]

With a copy to (which shall not constitute notice)

Stikeman Elliott LLP

5300 Commerce Court West 199 Bay Street,

Toronto, ON

M5L 1B9

Attention: Martin Langlois

E mail: mlanglois@stikeman.com

(ii)
in the case of the Holders:

BPY Limited/Nomis Bay Ltd.

c/o 145 Adelaide Street West, 4th Floor Toronto, ON

M5H 4E5

Attention: Paul Zogala

Email: [Contact Information Redacted] With a copy to (which shall not constitute notice)

TingleMerrett LLP

1250, 639 – 5th Ave. SW

Calgary, AB

T2P 0M9

Attention: Scott Reeves

E mail: sreeves@tinglemerrett.com

(2)
Any Party may at any time change its address for service from time to time by giving notice to the other Party in accordance with this Section 12.

Section 13 Miscellaneous.

(1)
Time shall be of the essence of this Agreement.
(2)
This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated in this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such transactions. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.
(3)
This Agreement shall become effective when executed by the Company and the Holders and after that time shall be binding upon and enure to the benefit of the parties and their respective, successors and permitted assigns. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assignable or transferable by either party without the consent of the other party.
(4)
Each of the parties covenants and agrees to do such things, to attend such meetings and to execute such further documents and assurances as may be deemed necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement in accordance with their true intent.
(5)
Section 2 and Section 3 shall not apply to the extent the Holders have disposed of their Notes in a bona fide sale to an arm’s length third party.
(6)
Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States of America unless otherwise expressed.
(7)
The parties agree that if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.
(8)
The parties acknowledge that the failure to comply with a covenant or obligation contained in this Agreement may give rise to irreparable injury to a party inadequately compensable in damages. Accordingly, a party may seek to enforce the performance of this Agreement by injunction or specific performance upon application to a court of competent jurisdiction without proof of actual damage (and without the requirement of posting a bond or other security).
(9)
This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
(10)
This Agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic signatures) and all such counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF the parties have executed this Agreement.

THE CANNABIST COMPANY HOLDINGS INC.

By: (signed) “David Hart”

Name: David Hart

Title: Chief Executive Officer Date: January 22, 2024

BPY LIMITED

By: (signed) “James Keyes” Name: James Keyes

Title: Director

Date: January 22, 2024

NOMIS BAY LTD.

By: (signed) “James Keyes” Name: James Keyes

Title: Director

Date: January 22, 2024

EXHIBIT “A”
FORM OF TRANSFER NOTICE TRANSFER NOTICE

To: THE CANNABIST COMPANY HOLDINGS INC. (the “Company”)

Note: All capitalized terms used herein have the meaning ascribed thereto in the exchange agreement to which this Transfer Notice is attached (the “Exchange Agreement”) unless otherwise indicated.

The undersigned registered holder of Notes irrevocably elects to exchange US$ aggregate principal amount of Notes in accordance with the terms of the Exchange Agreement and tenders herewith the Notes and directs that the Common Shares and/or Pre-Funded Warrants of the Company issuable upon a Transfer be issued and delivered to the person indicated below.

Dated: (Signature of Registered Holder)

NOTE: If Common Shares and/or Pre-Funded Warrants are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Common Shares or Pre-Funded Warrant are to be issued, delivered and registered)

Name:

Address:

City, Province and Postal Code

Name of Guarantor:

Authorized Signature:

See attached

EXHIBIT B

FORM OF PRE-FUNDED WARRANT

|THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES, FOR THE BENEFIT OF THE CANNABIST COMPANY HOLDINGS INC. (F/K/A COLUMBIA CARE INC.) (THE “CORPORATION”), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) IN COMPLIANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (C) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B)(2) OR (C) ABOVE, A LEGAL OPINION FROM COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. “UNITED STATES” AND “U.S. PERSON” ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE

U.S. SECURITIES ACT.

[UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]]1

PRE-FUNDED COMMON SHARE PURCHASE WARRANT

Warrant Shares: [●] Issue Date: [●], 202[●]

1 Note: The Canadian legend can be removed if the purchaser is not a resident of Canada under OSC Rule 72-503.

THIS PRE-FUNDED COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [●] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Issue Date”) and until this Warrant is exercised in full (the “Termination Date”) but not thereafter, to subscribe for and purchase from THE CANNABIST COMPANY HOLDINGS INC. (f/k/a Columbia Care Inc.), a corporation existing under the laws of British Columbia (the “Company”), up to [●]common shares (the “Warrant Shares”) in the capital of the Company (the “Common Shares”).

Section 1. Definitions. Capitalized terms used herein shall have the meanings given to them herein. As used herein, “Original Issue Date” means [●] and “business day” means a day other than Saturday, Sunday or other statutory or civic holiday, or other day on which commercial banks are not open for business in the City of Toronto.

Section 2. Exercise.

a)
Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within five (5) business days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the common shares thereby purchased by wire transfer or a certified cheque, bank draft or money order payable to or to the order of the Company. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) business days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
b)
Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of CA$0.0001 per Warrant Share, was pre-funded to the Company on or prior to the Issue Date and, consequently, no additional consideration (other than the nominal exercise price of CA$0.0001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever, including in the event this Warrant shall not have been exercised prior to the Termination Date. The remaining unpaid exercise price per Warrant Share under this Warrant shall be CAD$0.0001, subject to adjustment hereunder (the “Exercise Price”).
c)
Mechanics of Exercise.
i.
Delivery of DRS Advice or Certificate Upon Exercise. Common Shares purchased hereunder shall be issued by the Company’s transfer agent and delivered to the Holder by delivery of a DRS Advice or physical delivery of a certificate representing such Common Shares. This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing set forth in Section 2(a) hereof have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been properly exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(vi) prior to the issuance of such shares, having been paid.
ii.
Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant

Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.
Rescission Rights. If the Company fails to cause the transfer agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.
iv.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and the number of shares to be issued shall be rounded up to the nearest whole share.
v.
Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
vi.
Closing of Books. The Company will not, and will cause any transfer agent or registrar of the Company not to, close its share transfer books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a)
Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a dividend or otherwise makes a distribution or distributions to holders of its Common Share or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant or any other warrant or convertible security), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse share split) its outstanding Common Shares into a smaller number of Common Shares, or (iv) issues by reclassification of its Common Shares any Common Shares, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholder entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re- classification.

b)
Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership, limited liability company or other entity, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions,

(iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their Common Shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (other than as provided for under Section 3(a)), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or plan of arrangement) with another person whereby such other person acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of Common Shares (or other securities) of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of clarity, no bona fide underwritten offering of the Company’s securities will be deemed to be a Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(b) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of common shares (or other equity security) of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such Common Shares (but taking into account the relative value of the common shares (or other equity securities) pursuant to such Fundamental Transaction and the value of such common shares (or other equity securities), such number of common shares (or other equity securities) and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(c)
Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

(d)
Notice to Holder.
i.
Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 4. Transfer of Warrant.

a)
Transferability. Subject to compliance with applicable securities laws and any other contractual limitations entered into between the Holder and Company (including the subscription agreement between the Company and the Holder pursuant to which the Holder purchased this Warrant), this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the

Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)
New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall include reference to the initial issuance date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto and the Warrant number.
c)
Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual written notice to the contrary.

Section 5. Certain Limitations on Exercise.

Notwithstanding anything to the contrary in this Warrant, for greater certainty, in no event shall (i) the Company issue, be required to issue or be deemed to have issued a number of Common Shares upon exercise or otherwise pursuant to this Warrant, or (ii) the Holder shall have the right to exercise any portion of this Warrant, and any such exercise shall be null and void and treated as if never made, in each case, to the extent that after giving effect to such exercise, the Holder and its affiliates together with any person acting jointly or in concert (the “Attribution Parties”), collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such exercise. For purposes of this paragraph, the aggregate number of Common Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Common Shares held by the Holder and all other Attribution Parties plus the number of Warrant Shares issuable upon exercise of this Warrant with respect to which the determination of such calculation is being made, but shall exclude Common Shares which would be issuable upon (A) conversion of the remaining, non-exercised portion of the Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise of the unexercised portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred share or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5. For purposes of this Section 5, beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Securities Exchange Act. For purposes of determining the number of outstanding Common Shares a Holder may acquire upon the exercise of the Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Common Shares as reflected in the most recent of (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or its transfer agent, if any, setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives an exercise notice from the Holder at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of Common Shares then outstanding and, to the extent that such conversion notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 5, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be issued pursuant to such exercise notice. For any reason at any time, upon the written request of the Holder, the Company shall within three (3) business days confirm in writing or by electronic mail to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Warrant Shares to the Holder upon conversion of Warrants results in the Holder and the other Attribution Parties being deemed to beneficially own or exercise control or direction over, directly or indirectly, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the U.S. Securities Exchange Act), the number of shares so issued by which the Holder and the other Attribution Parties’ aggregate beneficial ownership or control exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. The provisions of this paragraph shall be construed and implemented in strict conformity with the terms of this Section 5 except to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of any and all Warrants.

Section 6. Miscellaneous.

a)
No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i).
b)
Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or certificate, if mutilated, the Company will make and deliver a new Warrant or certificate of like tenor, in lieu of such Warrant or certificate.
c)
Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then, such action may be taken or such right may be exercised on the next succeeding business day.

d)
Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve for issuance from its share capital a sufficient number of Common Shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing share certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed. “Trading Market” means any of the following markets or exchanges on which the Common Shares is listed or quoted for trading on the date in question: the Cboe Canada or such other national stock exchange on which the Common Shares are listed for trading from time to time. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)
Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the laws of the Province of Ontario.
f)
Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will have restrictions upon resale imposed by state and federal securities laws, and applicable Canadian securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company or the Holder willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the other party, then such party shall pay to the other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by such party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

g)
Notices. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, and if mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed,

(iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt, and will be delivered and addressed as follows:

(i)
if to the Company, to:

The Cannabist Company Holdings Inc. (f/k/a Columbia Care Inc.)

680 Fifth Avenue, 24th Floor

New York, NY 10019 USA

Attention: Chief Financial Officer

(ii)
if to the Holder, at the last address of the Holder appearing on the books of the Company.
i)
Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
j)
Remedies. The Holder and the Company, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.
k)
Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
l)
Amendment. The term of this Warrant may only be amended or waived upon the written mutual consent of the Company and the holder.
m)
Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
n)
Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

THE CANNABIST COMPANY HOLDINGS INC.

By:

Name:

Title:

NOTICE OF EXERCISE

TO:

(1)
The undersigned hereby elects to purchase Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in lawful money of Canada in full, together with all applicable transfer taxes, if any.
(2)
Please issue a DRS Advice or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

[SIGNATURE OF HOLDER]

Name of Investing

Entity:

Signature of Authorized Signatory of

Investing Entity:

Name of Authorized

Signatory:

Title of Authorized

Signatory:

Date:

The Holder understands that unless the Warrant Shares are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, the certificate or DRS statement representing the Warrant Shares issued upon exercise of this Warrant will bear the following restrictive legend, until such time as the Holder furnishes a written opinion of counsel of recognized standing reasonably satisfactory to the Company to the effect that such legends can be removed:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES, FOR THE BENEFIT OF THE CANNABIST COMPANY HOLDINGS INC. (F/K/A COLUMBIA CARE INC.) (THE “CORPORATION”), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) IN COMPLIANCE WITH

(1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (C) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE

STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B)(2) OR (C) ABOVE, A LEGAL OPINION FROM COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

[TO BE INCLUDED IN THE EVENT THAT THIS WARRANT IS EXERCISED ON OR BEFORE [●], 2024: UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [●], 2024.]

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [ ] all of or [ ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

The transferee must deliver a written opinion of U.S. counsel to the effect that this transfer is exempt from registration of the U.S. Securities Act.